UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2012, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC acting as sole book-running manager and as representative of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 7,020,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). The price to the public in the Offering is $2.85 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.6932 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,053,000 shares. The net proceeds to the Company from the Offering are expected to be approximately $18.5 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of its option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on December 19, 2012, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-172787), as supplemented by a final prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

Item 8.01 Other Events.

On December 13, 2012, the Company issued a press release announcing that it intends to offer and sell shares of its common stock in an underwritten public offering, and on December 14, 2012, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2012, between Cytori Therapeutics, Inc. and Lazard Capital Markets LLC

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated December 13, 2012, titled “Cytori Therapeutics Proposes Public Offering of Common Stock”

99.2	Press Release, dated December 14, 2012, titled “Cytori Therapeutics Prices $20.0 Million Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: December 14, 2012	By:	/s/ Marc H. Hedrick
Marc H. Hedrick
President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 14, 2012, between Cytori Therapeutics, Inc. and Lazard Capital Markets LLC

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated December 13, 2012, titled “Cytori Therapeutics Proposes Public Offering of Common Stock”

99.2	Press Release, dated December 14, 2012, titled “Cytori Therapeutics Prices $20.0 Million Public Offering of Common Stock”